Exhibit 4.10


CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP
CHANCE

                                                                           DRAFT

                                    [*] 2006

                    RBS CARDS SECURITISATION FUNDING LIMITED

                             as Investor Beneficiary

                         THE ROYAL BANK OF SCOTLAND PLC

                     as Servicer and Transferor Beneficiary

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                 SUPPLEMENTAL BENEFICIARIES SERVICING AGREEMENT

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THIS DEED is made on [o] 2006

BETWEEN:

(1) RBS CARDS SECURITISATION FUNDING LIMITED a company incorporated in Jersey with registered number 76199 and having its registered office at Royal Bank House, 71 Bath Street, St. Helier, Jersey JE4 8PJ Channel Islands (as "INVESTOR BENEFICIARY" in respect of each Series and Investor Interest within the Receivables Trust); and

(2) THE ROYAL BANK OF SCOTLAND PLC, a public limited company incorporated in Scotland with company number 90312, acting through its business unit "RBS CARDS", having its principal place of business at Gogarburn, PO Box 1000, Edinburgh EH12 1HQ (in its capacities as "SERVICER" and " TRANSFEROR BENEFICIARY" of the Receivables Trust).

INTRODUCTION

(A) The parties hereto entered into a beneficiaries servicing agreement dated 27 March 2000 as amended and restated on 28 September 2000 (the "BENEFICIARIES SERVICING AGREEMENT").

(B) The parties hereto now wish to supplement the Beneficiaries Servicing Agreement in order to give effect to certain provisions of Regulation AB, as promulgated by the U.S. Securities and Exchange Commission ("REGULATION AB").

THIS DEED WITNESSES AS FOLLOWS:

1.      DEFINITIONS

        Save where the contrary is indicated or the context otherwise requires, words and phrases as defined in or incorporated by reference into the Beneficiaries Servicing Agreement shall have the same meanings herein.

2.      AMENDMENT

        With effect from the date of this Deed, the Beneficiaries Servicing Agreement shall be amended so as to conform with the amendments contained herein. Thereafter, without prejudice to any existing rights and obligations, the Beneficiaries Servicing Agreement as so amended shall continue in full force and effect as amended hereto.

        In order to give effect to certain provisions of Regulation AB, the parties hereto agree that the covenants contained in Clause 2.4 of the Beneficiaries Servicing Agreement are supplemented as follows:

2.4.1   ANNUAL CERTIFICATE OF SERVICER (OR CO-SERVICER)

        The Servicer shall deliver to the Transferor and each Rating Agency on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2006, the statement of compliance required under Item 1123 of Regulation AB, as promulgated by the U.S. Securities Commission ("REGULATION AB") with respect to such fiscal year, which statement will be in the form of an officer's certificate of the Servicer


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        (with appropriate insertions) to the effect that (a) a review of the activities of the Servicer during such fiscal year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such fiscal year or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

2.4.2  ANNUAL SERVICING REVIEW

        If required by Rules 13a-18 and 15d-18 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and Item 1122 of Regulation AB (the "ASSESSMENT RULES"), the Servicer shall deliver to the Beneficiaries on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2006, a report (an "ASSESSMENT OF COMPLIANCE") regarding the Servicer's assessment of compliance with the applicable servicing criteria as set forth in Item 1122(d) of Regulation AB (the "SERVICING CRITERIA") during the preceding calendar year as required. As of the date hereof, the Assessment Rules require a report by an authorised officer of the Servicer that contains the following:

        (a) A statement by such officer of his or her responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer;

        (b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Servicer;

        (c) An assessment by such officer of the Servicer's compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of non-compliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer that are backed by the same asset type as the Receivables;

        (d) A statement that a registered public accounting firm has issued an attestation report on the Servicer's Assessment of Compliance (an "ATTESTATION REPORT") for the period consisting of the preceding calendar year, which Attestation Report(s) must be made in accordance with the standards for attestation reports issued or adopted by the U.S. Public Company Accounting Oversight Board; and

        (e) A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer that are backed by the same asset type as the Receivables.

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2.4.3   ANNUAL SERVICING REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS; COPIES OF
        REPORTS AVAILABLE; COMPLIANCE REQUIREMENTS

        (a) If required by the Assessment Rules, on or before the 90th day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2006, the Servicer shall cause a firm of nationally recognised independent public accountants (who may also render other services to the Servicer or the Beneficiary) to furnish to the Servicer, the Beneficiary and each Rating Agency each attestation report on the Assessments of Compliance with respect to the Servicer during the related fiscal year delivered by such accountants pursuant to Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which Attestation Report(s) must be made in accordance with the standards for attestation reports issued or adopted by the U.S. Public Company Accounting Oversight Board.

        (b) A copy of each certificate and report provided pursuant to Clauses 2.4.1, 2.4.2 and 2.4.3 of this Agreement may be obtained by any Beneficiary, and any person nominated by a Beneficiary, by a request in writing to the Servicer addressed to the [Corporate Trust Office].

        (c) The Servicer shall cause each sub contractor determined by the Servicer (or any Co-Servicer, as applicable) to be "participating in the servicing function" within the meaning of
                Item 1122 of Regulation AB to deliver to the Servicer an Assessment of Compliance and accountants' Attestation Report.

        (d) If the Servicer cannot deliver the related Assessment of Compliance or Attestation Report by the date required hereunder, the [Beneficiary] may permit a cure period for the Servicer to deliver such Assessment of Compliance or Attestation Report, but in no event more than 30 days.

3.      COUNTERPARTS

        This Deed may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

4.      GOVERNING LAW

        This Deed shall be governed by and construed in accordance with English law.

5.      JURISDICTION

        Each of the parties hereto agrees for the benefit of the others that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which arise out of or in connection with this Deed (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

5.1     APPROPRIATE FORUM

        Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any


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        Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

5.2     NON-EXCLUSIVITY

        The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of any party to take Proceedings in any court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

6.      CONTRACT (RIGHTS OF THIRD PARTIES) ACT

        A person who is not a party to this Deed has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS HEREOF the parties hereto have executed and delivered this Deed on the date written at the start of the Deed.

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                                 EXECUTION PAGE

INVESTOR BENEFICIARY

EXECUTED as a Deed by                       )
RBS CARDS SECURITISATION                    )
FUNDING LIMITED                             )
[pursuant to a resolution of the board]     )


                                            PROCESS AGENT
                                            Clifford Chance Secretaries Limited
                                            200 Aldersgate Street
                                            London EC1A 4JJ

TRANSFEROR BENEFICIARY

EXECUTED as a Deed by                       )
THE ROYAL BANK OF SCOTLAND PLC              )
acting by its duly authorised attorney      )
_____________________________               )

in the presence of:

_____________________________(signature)

_____________________________(name)

_____________________________(address)



SERVICER

EXECUTED AS A DEED by                       )
THE ROYAL BANK OF SCOTLAND PLC              )
by its authorised signatories:              )
_____________________________               )

in the presence of:

_____________________________(signature)

_____________________________(name)

_____________________________(address)


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